UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/30/2004

KFX INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23634

DE	84-1079971
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

55 Madison Street Suite 745
Denver, CO 80206
(Address of Principal Executive Offices, Including Zip Code)

303.293.2992
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events

KFx Inc. ("KFx" or the "Company") announces that Matthew V. Elledge, CPA, CMA, has been elected Vice President and Chief Financial Officer of the Company, effective March 25, 2004.

Item 9.    Regulation FD Disclosure

KFx announces the March 2004 Progress Highlights for the K-Fuel Plant (Coal Thermal Upgrading Project) in Wyoming and related pictures of certain aspects of the K-Fuel Plant construction project are available on the Company's website at www.kfx.com.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: March 30, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and CFO